UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive
Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On September 14, 2017 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 29, 2017, by and among West Marine, Inc., a Delaware corporation (the “Company”), Rising Tide Parent Inc., a Delaware corporation (“Parent”), and Rising Tide Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), Parent completed its acquisition of the Company through the merger of Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Sub are entities affiliated with Monomoy Capital Partners, a New York-based private equity fund (“Monomoy”).

Item 1.02.	Termination of a Material Definitive Agreement.

On September 14, 2017, in connection with the closing of the Merger, the outstanding principal amount, together with interest and all other amounts due, under the Amended and Restated Loan and Security Agreement dated as of August 23, 2010, as amended (the “Loan Agreement”), by and among the Company and certain of its subsidiaries, as borrowers and guarantors, the lenders that are signatories thereto and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as agent for the lenders, was repaid in full. Effective upon receipt of such payment, the Loan Agreement and other related loan documents (except for certain letters of credit issued under the Loan Agreement) were terminated and are of no further force or effect (except with respect to any obligations and provisions that survive the termination thereof) and all liens granted in connection with the Loan Agreement and other related loan documents were released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Merger became effective at 8:06 a.m. (Eastern time) on the Closing Date, and at such time (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares (i) held in the treasury of the Company or owned of record by any wholly-owned subsidiary of the Company, Parent or any of its wholly-owned subsidiaries and (ii) held by stockholders who have not voted in favor of the adoption of the Merger Agreement and who have perfected their statutory right of appraisal in respect of such shares of Common Stock in accordance with Section 262 of the Delaware General Corporation Law) was cancelled and converted into the right to receive cash in an amount per share equal to $12.97, without interest (the “Merger Consideration”).

As of the Effective Time, each outstanding option to purchase shares of Common Stock, all of which are fully vested, was cancelled and converted into the right to receive payment of an amount in cash equal to the product of (a) the total number of shares of Common Stock subject to such option, multiplied by (b) the excess of the Merger Consideration over the exercise price per share subject to such option, without interest. As of the Effective Time, each outstanding and unvested restricted stock units (“RSUs”), including performance-based stock units or “PSUs,” held by employees of the Company were cancelled and converted into the right to receive payment of an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of Common Stock subject to such RSUs, without interest (the “Cash Replacement Company RSUs”), which such Cash Replacement Company RSUs will, subject to the holder’s continued employment with the Company through the applicable vesting dates, vest and be payable at the same time as the RSUs for such Cash Replacement Company RSUs were exchanged would have vested pursuant to their terms. As of the Effective time, each outstanding and unvested RSU held by a non-employee director of the Company was fully vested and cancelled and converted into the right to receive payment of an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of Common Stock subject to such RSUs, without interest.

The aggregate Merger Consideration paid was approximately $329.6 million, which, along with fees and expenses related to the Merger, was funded through a combination of (a) common equity contributions by investment funds affiliated with Monomoy, (b) debt financing provided through the Company’s new credit facilities and (c) cash on hand from the Company and/or its subsidiaries.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 30, 2017, and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified The NASDAQ Capital Market (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Shares on NASDAQ be halted prior to market open on September 14, 2017 and that such trading be suspended and the listing of the Shares on NASDAQ be removed, in each case, prior to market open on September 15, 2017. In addition, the Company requested that NASDAQ file with the SEC an application on Form 25 to delist the Shares from NASDAQ and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information disclosed in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information disclosed in the Introduction, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference to this Item 3.03.

Item 5.01.	Change in Control of Registrant.

As a result of the completion of the Merger, a change of control of the Company occurred. Upon the consummation of the Merger, the Company became a direct wholly-owned subsidiary of Parent.

The information disclosed in the Introduction, Item 2.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.01.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Merger Agreement, the directors of Sub immediately prior to the Effective Time became the directors of the Company following the completion of the Merger. In connection therewith and pursuant to the Merger Agreement, the directors of the Company immediately prior to the Effective Time will no longer serve on the board of directors of the Company. The departure of the former directors was not a result of any disagreement between the Company and any such directors on any matter relating to the Company’s operations, policies or practices.

The information disclosed in the Introduction, Item 2.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, (i) the Company’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”) as set forth in Exhibit 3.1 to this Current Report on Form 8-K and (ii) Sub’s bylaws, as in effect immediately prior to the Effective Time became the bylaws of the Company (the “Bylaws”) (except that references to the name of Sub shall be replaced by references to the name of the Company).

Copies of the Amended and Restated Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference to this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated June 29, 2017, by and among Rising Tide Parent Inc., Rising Ride Merger Sub Inc. and West Marine, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by West Marine, Inc. on June 30, 2017)

3.1*	Amended and Restated Certificate of Incorporation of West Marine, Inc.
3.2*	Amended and Restated By-laws of West Marine, Inc.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: September 14, 2017	By:	/s/ Pamela J. Fields
Pamela J. Fields, Secretary